Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports First Quarter Fiscal Year 2026 Results

Revenue of $594 million for First Quarter 2026, down $3 million quarter-over-quarter

Operating Income of $34 million for First Quarter 2026, up $17 million quarter-over-quarter

Richmond, VA August 6, 2025 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the quarter ended June 30, 2025.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “We are pleased with our good start for fiscal year 2026. Our Tobacco Operations segment’s improved quarterly performance was driven primarily by a favorable product mix in the first quarter, despite lower carryover crop sales. The reduction in carryover crop sales in the quarter resulted from significant shipment volumes earlier in the prior fiscal year. Current flue-cured and burley tobacco crop sizes have increased significantly, and we are seeing more typical tobacco buying patterns with green tobacco purchases largely completed in Brazil and Africa. Customer demand remains firm, following several years of short tobacco supply, and our uncommitted tobacco inventory levels were low, at about 11%, as of June 30, 2025.

Mr. Wigner continued, “Our Ingredients Operations segment maintained positive momentum, achieving higher sales volumes in the quarter. Segment results for the quarter were impacted by a less favorable product mix, some curtailed demand due to tariff uncertainty, and higher fixed costs as we work to fill our recently expanded production facility. We are continuing to see interest in our new value-added products
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and capabilities. Supported by a foundational customer for our expanded Universal Ingredients facility, we are diligently working on converting interest from existing and new customers into increased volumes for that facility. Our focus for a successful fiscal year 2026 is growing Universal Ingredients organically, while also maximizing and optimizing our tobacco business and strengthening our organization.”

FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,
(in millions of dollars, except per share data)	2025	2024

Consolidated Results
Sales and other operating revenue	$593.8	$597.1
Cost of goods sold	$479.6	$501.1
Gross profit margin percentage	19.2%	16.1%
Selling, general and administrative expenses	$79.2	$78.7
Restructuring and impairment costs	$1.1	$—
Operating income	$33.8	$17.2
Adjusted operating income (non-GAAP)*	$34.9	$17.2
Net income attributable to Universal Corporation	$8.5	$0.1
Adjusted net income attributable to Universal Corporation (non-GAAP)*	$9.6	$0.1
Diluted earnings (loss) per share	$0.34	$0.01
Adjusted diluted earnings (loss) per share (non-GAAP)*	$0.38	$0.01
Segment Results
Tobacco operations sales and other operating revenues	$504.7	$512.0
Tobacco operations operating income	$35.7	$14.5
Ingredients operations sales and other operating revenues	$89.1	$85.1
Ingredients operations operating income (loss)	$1.7	$2.9
*See Reconciliation of Certain non-GAAP Financial Measures in Other Items below

First Quarter 2026 Highlights

Consolidated Results
•Revenues down $3 million to $594 million on lower tobacco sales volumes.
•Operating income up $17 million to $34 million on favorable product mix in the Tobacco Operations segment.

Tobacco Operations Segment
•Revenues down $7 million and segment operating income up $21 million.
•Quarter results reflected seasonal patterns with lower tobacco sales and higher working capital outlays for tobacco purchases.
•Tobacco sales volumes down 8% on lower consolidated sales of carryover crop tobacco.
•Tobacco sales prices up 2% on product mix.
•Operating income up on a favorable product mix in Asia.
•Low uncommitted tobacco inventory levels at about 11% at quarter end.
•Outlook
•Flue-cured and burley tobacco crop sizes (excluding China) are expected to increase by about 25% and 45%, respectively, in fiscal year 2026.
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•Tobacco is expected to move to a more balanced position during fiscal year 2026. However, given current expected crop sizes, we believe it is likely that flue-cured and burley tobacco will be in oversupply positions by the end of the fiscal year.

Ingredients Operations Segment
•Higher revenues on increased sales volumes.
•Lower operating income reflected a less favorable product mix, some curtailed demand due to tariff uncertainty, and higher fixed costs, including additional depreciation, from our recently expanded production facility.
•Continued high level of interest in value-added products.
•Focus on organic growth.

Select Balance Sheet Items, Liquidity, and Debt
•Increased working capital usage on seasonal tobacco purchases during the quarter.
•Cash balance of $178.4 million, up $76.7 million quarter-over-quarter.
•Total debt up $40.7 million quarter-over-quarter.
•Net debt down $47.1 million quarter-over-quarter.
•Approximately $355 million available under revolving credit facility as of quarter end.

Additional Items
•Restructuring and impairment costs of $1.1 million primarily related to previously announced consolidation of the Company’s European sheet operations.

Sustainability Update

Mr. Wigner stated, “Sustainability is an important part of our business strategy, and we are taking deliberate steps to reduce our environmental impact.” As part of its broader environmental mitigation strategy, Universal recently completed its annual third-party assessment and verification of Scope 1, 2, and relevant Scope 3 emissions data. This important assessment ensures alignment with established standards and provides transparency into Universal’s emission reduction efforts. A demonstration of how the Company is aligning operations with global sustainability standards is the recently commissioned biomass boiler in Zimbabwe. The new boiler, once operational, will reduce coal use over time and contribute to long-term emissions reduction. “These milestones and initiatives demonstrate Universal’s continued progress toward our climate goals and focus on integrating sustainability into operational decision-making.”

Other Items

Reconciliation of Certain Non-GAAP Financial Measures
References to adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it
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believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

References to net debt, net capitalization, and net debt to net capitalization ratio are also references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation:

Adjusted Operating Income Reconciliation
	Three Months Ended June 30,
(in thousands)	2025	2024
As Reported: Consolidated operating income	$33,813	$17,225
Restructuring and impairment costs(1)	1,122	—
As Adjusted operating income (non-GAAP)	$34,935	$17,225

Adjusted Net Income Attributable to Universal Corporation and Adjusted Diluted Earnings Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended June 30,
	2025	2024
As Reported: Net income attributable to Universal Corporation	$8,497	$130
Restructuring and impairment costs(1)	1,122	—
Total of non-GAAP adjustments to income before income taxes	1,122	—
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment costs(2)	(35)	—
Total of income tax impacts for non-GAAP adjustments to income before income taxes	(35)	—
As adjusted: Net income attributable to Universal Corporation (non-GAAP)	$9,584	$130
As reported: Diluted earnings per share	$0.34	$0.01
As adjusted: Diluted earnings per share (non-GAAP)	$0.38	$0.01

(1)    Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income available to Universal Corporation, and Adjusted diluted earnings per share.
(2)    The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.

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The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	June 30,	June 30,	March 31,
(in thousands)	2025	2024	2025
Add: Notes payable and overdrafts	$621,275	$581,087	$455,039
Add: Long-term obligations	618,057	617,502	617,918
Add: Current portion of long-term obligations	—	—	—
Total Debt	1,239,332	1,198,589	1,072,957
Add: Customer advances and deposits	4,557	15,660	3,763
Less: Cash and cash equivalents	178,435	101,700	260,115
Net Debt (non-GAAP)	$1,065,454	$1,112,549	$816,605
Add: Total Universal Corporation shareholders' equity	1,458,917	1,413,457	1,458,556
Net Capitalization (non-GAAP)	$2,524,371	$2,526,006	$2,275,161

Net Debt/Net Capitalization (non-GAAP)	42%	44%	36%

Investor Conference Call

At 10:00 a.m. (Eastern Time) on August 7, 2025, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through November 7, 2025. A taped replay of the call will also be available through August 21, 2025, by dialing (800) 770-2030 (Playback ID: 5786366#).

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2026 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not
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meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; material weaknesses in our internal control over financial reporting; our inability to use a Form S-3 registration statement; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and related disclosures in other filings that Universal files with the Securities and Exchange Commission (the "SEC") and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
Sales and other operating revenues	$593,762	$597,050
Costs and expenses
Cost of goods sold	479,635	501,129
Selling, general and administrative expenses	79,192	78,696
Restructuring and impairment costs	1,122	—
Operating income	33,813	17,225
Equity in pretax earnings (loss) of unconsolidated affiliates	2,435	140
Other non-operating income (expense)	586	464
Interest income	647	808
Interest expense	17,777	20,734
Income (loss) before income taxes and other items	19,704	(2,097)
Income taxes	5,337	727
Net income (loss)	14,367	(2,824)
Less: net loss (income) attributable to noncontrolling interests in subsidiaries	(5,870)	2,954
Net income (loss) attributable to Universal Corporation	$8,497	$130

Earnings per share:
Basic	$0.34	$0.01
Diluted	$0.34	$0.01

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30,	June 30,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$178,435	$101,700	$260,115
Accounts receivable, net	424,157	435,941	625,876
Advances to suppliers, net	79,154	100,451	169,385
Accounts receivable—unconsolidated affiliates	127,701	60,991	7,143
Inventories—at lower of cost or net realizable value:
Tobacco	1,219,769	1,202,341	806,332
Other	205,036	187,743	189,610
Prepaid income taxes	22,715	23,576	19,595
Other current assets	89,360	85,712	78,041
Total current assets	2,346,327	2,198,455	2,156,097

Property, plant and equipment
Land	26,266	25,926	26,113
Buildings	337,290	326,988	333,398
Machinery and equipment	739,899	702,153	723,935
	1,103,455	1,055,067	1,083,446
Less accumulated depreciation	(728,180)	(680,011)	(710,472)
	375,275	375,056	372,974
Other assets
Operating lease right-of-use assets	38,428	30,582	34,260
Goodwill, net	213,864	213,810	213,840
Other intangibles, net	55,237	66,074	57,836
Investments in unconsolidated affiliates	87,988	75,531	79,317
Deferred income taxes	20,461	18,287	16,539
Pension asset	13,006	12,075	12,819
Other noncurrent assets	38,721	43,098	45,870
	467,705	459,457	460,481

Total assets	$3,189,307	$3,032,968	$2,989,552

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30,	June 30,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$621,275	$581,087	$455,039
Accounts payable	119,803	79,747	98,036
Accounts payable—unconsolidated affiliates	76	—	1,999
Customer advances and deposits	4,557	15,660	3,763
Accrued compensation	22,577	20,903	44,646
Income taxes payable	15,528	10,766	12,586
Current portion of operating lease liabilities	11,233	9,588	10,742
Accrued expenses and other current liabilities	147,639	128,305	123,350
Current portion of long-term debt	—	—	—
Total current liabilities	942,688	846,056	750,161

Long-term debt	618,057	617,502	617,918
Pensions and other postretirement benefits	36,307	43,386	35,336
Long-term operating lease liabilities	24,945	17,457	20,608
Other long-term liabilities	26,032	27,167	22,901
Deferred income taxes	41,689	37,901	42,090
Total liabilities	1,689,718	1,589,469	1,489,014

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,807,613 shares issued and outstanding at June 30, 2025 (24,675,988 at June 30, 2024 and 24,715,625 at March 31, 2025)	355,498	347,152	351,626
Retained earnings	1,174,758	1,153,026	1,186,981
Accumulated other comprehensive loss	(71,339)	(86,721)	(80,051)
Total Universal Corporation shareholders' equity	1,458,917	1,413,457	1,458,556
Noncontrolling interests in subsidiaries	40,672	30,042	41,982
Total shareholders' equity	1,499,589	1,443,499	1,500,538

Total liabilities and shareholders' equity	$3,189,307	$3,032,968	$2,989,552

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,367	$(2,824)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	13,582	14,564
Net provision for losses (recoveries) on advances to suppliers	52	(751)
Inventory writedowns	1,469	4,371
Stock-based compensation expense	7,575	4,641
Foreign currency remeasurement (gain) loss, net	(2,362)	7,171
Foreign currency exchange contracts	(6,162)	(1,340)
Deferred income taxes	(3,259)	(3,983)
Equity in net loss (income) of unconsolidated affiliates, net of dividends	(1,943)	(154)
Restructuring and impairment costs	1,122	—
Restructuring payments	(2,669)	(253)
Other, net	(43)	644
Changes in operating assets and liabilities, net:	(226,832)	(84,530)
Net cash used by operating activities	(205,103)	(62,444)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(12,053)	(22,749)
Proceeds from sale of property, plant and equipment	143	867
Net cash used by investing activities	(11,910)	(21,882)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	165,861	162,140
Dividends paid to noncontrolling interests	(7,203)	(8,330)
Dividends paid on common stock	(20,020)	(19,659)
Other	(4,016)	(3,397)
Net cash provided by financing activities	134,622	130,754

Effect of exchange rate changes on cash, restricted cash and cash equivalents	711	(321)
Net increase (decrease) in cash, restricted cash and cash equivalents	(81,680)	46,107
Cash, restricted cash and cash equivalents at beginning of year	260,115	55,593

Cash, restricted cash and cash equivalents at end of period	$178,435	$101,700
See accompanying notes.
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NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended June 30,
(in thousands, except share and per share data)	2025	2024

Basic Earnings (Loss) Per Share
Numerator for basic earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$8,497	$130

Denominator for basic earnings (loss) per share
Weighted average shares outstanding	24,999,570	24,876,220

Basic earnings (loss) per share	$0.34	$0.01

Diluted Earnings (Loss) Per Share
Numerator for diluted earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$8,497	$130

Denominator for diluted earnings (loss) per share:
Weighted average shares outstanding	24,999,570	24,876,220
Effect of dilutive securities
Employee and outside director share-based awards	132,287	189,886
Denominator for diluted earnings (loss) per share	25,131,857	25,066,106

Diluted earnings (loss) per share	$0.34	$0.01

NOTE 3. SEGMENT INFORMATION

Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank’s Extracts, LLC d/b/a Universal Ingredients–Shank’s (“Universal Ingredients–Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients–Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients–Shank’s is also equipped to offer customers custom bottling and packaging for their products.
Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates (“Segment Operating Income”). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Reportable segment data as of, or for, each period presented in the consolidated statements of income and comprehensive income, the consolidated balance sheets, and the consolidated statements of cash flows is as follows:

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$504,696	$89,066	$593,762	$511,955	$85,095	$597,050
Cost of goods sold	(407,867)	(71,768)	(479,635)	(434,765)	(66,364)	(501,129)
Selling, general and administrative expenses	(44,754)	(12,037)	(56,791)	(46,548)	(12,779)	(59,327)
Corporate overhead allocated to the segments	(18,840)	(3,561)	(22,401)	(16,328)	(3,041)	(19,369)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	2,435	—	2,435	140	—	140
Segment operating income	35,670	1,700	37,370	14,454	2,911	17,365
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(2,435)			(140)
Restructuring and impairment costs (2)			(1,122)			—
Consolidated operating income			$33,813			$17,225

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment costs are excluded from segment operating income, but are included in consolidated operating income in the consolidated statements of income and comprehensive income.

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